EXHIBIT 99.1

Cardtronics to Acquire EDC ATM Business

HOUSTON, June 21, 2011 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) today announced that its wholly-owned subsidiary, Cardtronics USA, Inc. has entered into a definitive agreement under which it will acquire EDC ATM Subsidiary, LLC and Efmark Deployment I, Inc. (collectively "EDC"). Under the terms of the agreement, and upon closing, Cardtronics will pay $145 million, plus or minus an adjustment for working capital as of the closing date. Cardtronics expects this transaction to be accretive to adjusted net income per share in 2011 and increasingly accretive in future years as synergies are fully realized.

Upon closing of the transaction, Cardtronics will acquire all ownership interests in EDC's ATM business, including approximately 3,700 ATMs, as well as numerous ATM placement agreements with high-traffic U.S. retailers and ATM branding contracts with some of America's largest financial institutions. EDC operates nationwide with an ATM placement portfolio focused on multi-state retail operators and high transacting merchant locations, such as convenience stores.

Combination Would Improve Cardtronics' Market Position

In the event of successfully closing this acquisition, Cardtronics would reinforce and enhance its status as creator and caretaker of a value-based community populated by merchants, financial institutions and consumers. Among the expected post-acquisition closing benefits to Cardtronics' network of relationships, EDC's ATM placements would significantly enhance Cardtronics' footprint in the Midwest and Great Lakes regions — in effect, doubling its owned ATM placements in multiple states. Additionally, upon completion of the acquisition, Cardtronics will have ATM branding relationships with eight of the 15 largest U.S. banks (by assets).

"EDC has built a tremendous network of retail ATM placements and financial institution branding partnerships," said Steve Rathgaber, chief executive officer, Cardtronics. "This acquisition would enhance Cardtronics' reach in more geographic regions across the U.S. and would expand our relationships in the important convenience store market. Cardtronics remains the most proven and trusted ATM provider in both the financial services and retailer worlds."

By The Numbers (upon closing)
ATMs
Cardtronics-owned (U.S.)	23,500
Branded ATMs (U.S.)	14,700
Owned + Managed/Operated (worldwide)	41,000+

Additional Transaction Details

Cardtronics intends to finance the acquisition primarily through its revolving credit facility, which was recently expanded from $175 million to $220 million. The transaction is expected to be accretive to adjusted net income per share in 2011 and increasingly accretive in future years. EDC generated approximately $56 million of revenue in the 12 months ended March 31, 2011, which does not fully reflect the impact of certain new retail and financial institution relationships initiated during the period. Upon closing, Cardtronics expects to update 2011 earnings guidance.

Approvals and Anticipated Closing

The final completion of the acquisition is subject to various conditions including customary regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which Cardtronics expects to occur during its third quarter.

Conference Call

Cardtronics will host a conference call, Wednesday, June 22, 2011, at 7:30 a.m. CDT (8:30 a.m. EDT) to discuss this acquisition. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in 15 minutes prior to the scheduled start time and request to be connected to the "Cardtronics EDC Acquisition Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Cardtronics website at http://www.cardtronics.com.

A digital replay of the conference call will be available through Wednesday, July 6, 2011, and can be accessed by calling (800) 642-1687 or (706) 645-9291 and entering 77822870 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through July 21, 2011.

Advisors

Financial Technology Partners LP and FTP Securities LLC (together "FT Partners") served as exclusive strategic advisor to EDC and its board of directors in this transaction.

About EDC ATM

Headquartered in Walnut Creek, Calif. and a subsidiary of EDC Holding Company, LLC, EDC ATM, LLC has approximately 3,700 turnkey ATMs and self-service financial kiosks in its nationwide network. EDC operates nationwide, processing millions of transactions each month. The company has a proven track record of providing innovative financial services programs for large retailers, financial institutions, and independent merchants whose customers want a quick, convenient and affordable way to access cash and perform a variety of other day to day financial transactions.

About Cardtronics, Inc.

Cardtronics (Nasdaq:CATM) is the world's largest non-bank owner of ATMs. The Company operates over 33,200 ATMs in the United States, the United Kingdom, Mexico, and the Caribbean, primarily with well-known retailers such as  7-Eleven®, Chevron®, Costco®, CVS®/pharmacy, ExxonMobil®, Hess®, Rite Aid®, Safeway®, Target®, and Walgreens®. Cardtronics also assists in the operation of approximately 4,000 ATMs under managed services contracts with customers such as Kroger®, Travelex®, and Circle K®. In addition to its retail ATM operations, the Company provides services to large and small banks, credit unions, and prepaid card issuers, allowing them to place their brands on over 12,000 Cardtronics' ATMs and providing surcharge-free access through Cardtronics' Allpoint Network. www.cardtronics.com.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes, including implementation of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act, which may impact the ATM and financial services industries;
  the Company's ability to respond to potential reductions in the amount of interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs;
  the Company's ability to provide new ATM solutions to financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the implementation of the Company's corporate strategy, including successful implementation of certain strategic organizational changes that were recently initiated;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates; and
  the additional risks the Company is exposed to in its armored transport business.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Cardtronics and Allpoint are registered trademarks of Cardtronics, Inc.

CONTACT: Cardtronics - Media
         Nick Pappathopoulos
         Director - Public Relations
         832-308-4396
         npappathopoulos@cardtronics.com

         Cardtronics - Investors
         Chris Brewster
         Chief Financial Officer
         832-308-4128
         cbrewster@cardtronics.com